Exhibit 99.1

CONTACTS:
MEDIA:	INVESTORS:
Marcey Zwiebel	Bryan Gill
(412) 762-4550	(412) 768-4143
media.relations@pnc.com	investor.relations@pnc.com

PNC ANNOUNCES INTENT TO SELL ITS INVESTMENT IN BLACKROCK
Transaction to Bolster Capital to Highest Level in PNC’s History
PITTSBURGH, May 11, 2020 – The PNC Financial Services Group, Inc. (NYSE:PNC) today announced its intent to sell its investment in BlackRock, Inc. (NYSE:BLK) through a registered offering and related buyback by BlackRock.
A preliminary prospectus supplement relating to the offering of BlackRock shares will be filed by BlackRock with the U.S. Securities and Exchange Commission. PNC currently holds 34.8 million common and Series B preferred shares of BlackRock, representing 22.4% ownership.
In connection with the offering, the underwriters will have an option to purchase up to an additional amount of BlackRock shares, exercisable within 30 days following the pricing of the offering. In addition, BlackRock has agreed to repurchase $1.1 billion of its stock from PNC conditional on completion of the offering. If the offering and repurchase are completed and the underwriters fully exercise their option to purchase additional shares, the offering and repurchase will together result in the sale of PNC’s entire holding in BlackRock, excluding 500,000 BlackRock shares that PNC is retaining for a donation to the PNC Foundation by the end of the second quarter of 2020.
PNC originally purchased BlackRock in 1995 and the two companies have had a mutually beneficial relationship for more than 25 years.
“BlackRock’s long track record of strong performance and growth has created significant value since PNC acquired our stake in the company. As good stewards of shareholder capital, we have consistently reviewed options to unlock the value of our investment,” said PNC Chairman, President and Chief Executive Officer William S. Demchak. “We feel the time is now right to do just that, realizing a substantial return on our investment, significantly enhancing our already strong balance sheet and liquidity, and leaving PNC very well-positioned to take advantage of potential investment opportunities that history has shown can arise in disrupted markets.”
In addition to the direct economic benefit of the sale, Demchak said the divestiture of PNC’s stake in BlackRock will eliminate any regulatory obligations associated with the ownership of a large position in another diversified financial services company.
The transaction has been approved by PNC’s Board of Directors.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The shares are being offered pursuant to an automatically effective shelf registration statement (including a base prospectus) that has been filed by BlackRock with the U.S. Securities and Exchange Commission (the “SEC”).  A preliminary prospectus supplement relating to and describing the terms of the offering will be filed by BlackRock with the SEC and will be available on the SEC website at www.sec.gov.
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PNC Announces Intent To Sell Its Investment In BlackRock – Page 2

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions and include, but are not limited to, statements regarding the outlook for our future business and financial performance. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent reports and registration statements filed from time to time with the SEC. For more information regarding risks and uncertainties relating to BlackRock, you should review the risks described in the prospectus supplement and the accompanying prospectus relating to the offering and those incorporated by reference therein, including those risks described in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2019, BlackRock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent reports and registration statements filed from time to time with the SEC.
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